Chisholm                                     533 West 2600 South, Suite 250
Bierwolf &                                            Bountiful, Utah 84010
Nilson, LLC                                            Phone (801) 292-8756
Certified Public Accountants                           Fax:  (801) 292-8809


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                 CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated March 23, 2005, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) pre-effective amendment of View Systems, Inc. for the fiscal year ended December 31, 2004 and 2003.



/s/ CHISHOLM, BIERWOLF & NILSON

Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
January 31, 2006